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                           SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                     FORM 8-K/A
                                   CURRENT REPORT

       PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                                   April 1, 1999
                                  (DATE OF EVENT)

                           Commission File No. 333-71425

                               PRIME COMPANIES, INC.
                   (Exact name of registrant as specified in its charter)


              DELAWARE                333-71425                52-2031531
        (State or other             (Commisssion           (I.R.S. Employer
        jurisdiction of             File Number)           Identification No.)
        incorporation


                                155 Montgomery St.
                                    Suite 406
                             San Francisco, Ca 94104
                    (Address of principal executive offices)

                                 (415) 398-4242
               (Registrant's telephone number, including area code)

                       Corcoran Technologies Corporation
                              1504 R. Street N.W.
                            Washington, D.C. 20009
                       (Former Name and Former Address)



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ITEM 5 - OTHER EVENTS

1. On April 1, 1999, the Registrant filed Form 12b-25 with the Commission indicating that, due to unavoidable delays in the close of its books for its fiscal year ending December 31, 1998, the Registrant was unable to file its Form 10-KSB for its fiscal year ending December 31, 1998 within the time frame required by the rules of the Commission. As described in the Registrant's Form 12b-25, these unavoidable delays resulted from a principal factor, specifically the refusal of the Company's predecessor accountant to cooperate with the successor accountant in the performance of the successor accountant's audit. This action resulted in the requirement that additional audit procedures be performed by the successor accounting firm, causing a delay in the issuance of the audited financial statements for the years ended December 31, 1998 and 1997.

                                      8K/A

2. Despite the Registrant's best efforts to complete the close of its books for its 1998 fiscal year, the Registrant has been unable to complete that closing, the preparation of its fourth quarter and year-end results, and the preparation of its Form 10-K by April 15, 1999, the last day of the fifteen-day period contemplated by the Registrant's Form 12b-25. The Registrant presently expects that it will be in a position to file its Form 10-K for its 1998 fiscal year on or before May 17, 1999.

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SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRIME COMPANIES INC.

Dated: April 30, 1999                                By: /s/ Irving Pfeffer
                                                     ------------------------
                                                     IRVING PFEFFER
                                                     Chairman